QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sterling Financial Corporation of our report dated February 8, 2001 relating to the consolidated financial statements of Sterling Financial Corporation, which appears in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP
Spokane, Washington

March 5, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS